FLUIDESIGN
                   WEB SITE DEVELOPMEN AND SERVICES AGREEMENT


         THIS WEB SITE DEVELOPMENT AND SERVICES AGREEMENT (hereinafter the "Agreement"), made and entered into this 30th day of November, 2000 by and between iGoHealthy.com, Inc. (hereinafter "Client") a Colorado Corporation, and Fluidesign (hereinafter "Fluidesign") a sole proprietorship.

                                    RECITALS

         WHEREAS, Client and Fluidesign, have agreed on a proposal, a copy of which will be attached hereto as Exhibit A, for the design, construction and maintenance of a world wide web site for Client (hereinafter the "Client Site");

         WHEREAS, the parties now desire to formalize the proposal by entering into this Agreement for the design, construction, and maintenance of the Client Site;

         NOW  THEREFORE,   in  consideration  of  the  mutual   representations,
warranties, covenants and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                              TERMS AND CONDITIONS

          1. RECITALS TRUE AND ACCURATE. The recitals are true and accurate in all material respects as of the date hereof.

          2.  DEFINITIONS.
             ------------

          2.1 Client Content. The term "Client Content" shall mean the Client Materials modified by Fluidesign for use on the Client Site.

          2.2 Client Marks. The term Client Marks shall mean the trademarks, trade names, service marks, or logos owned, controlled or licensed by Client.

          2.3 Client Materials. The term "Client Materials" shall mean text, statistics, graphics, artwork, photographs, and other such materials supplied by Client. Client Materials shall include Exclusive Materials (as hereinafter defined), including the conversion of materials to a format ready for display on the Client Site.

          2.4 Error. The term "Error" shall mean any failure of the Client Site to operate in accordance with its specifications or the terms and conditions of this Agreement.

          2.5 Exclusive Materials. The Term Exclusive Materials shall mean materials made by Fluidesign for the exclusive use of the Client, whether using Client Materials or made solely by Fluidesign, or modified by the Fluidesign for the Client.

          2.6 Launch Date. The term "Launch Date" shall mean the date on which the Client Site, operating in a live environment on the Host Server, is operational and publicly available to users of the World Wide Web.

          2.7 Services. The term "Services" shall mean the services to be provided by Fluidesign to Client hereunder.

     3. SERVICES. Throughout the Term (as defined below), Fluidesign shall perform and provide the Services outlined in this Article 3, and in Exhibit "A," and as otherwise subsequently agreed to in writing between the parties. All Services shall be performed in a competent and professional manner by knowledgeable, trained and qualified personnel, and all software used in the Client Site shall be based upon open standard technologies. Fluidesign shall be the exclusive provider of web design and hosting services to Client.

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          3.1  Site  Design,  Construction  and  Maintenance.  Fluidesign  shall design, construct, maintain and host the Client Site on a Host Server designated by Fluidesign from Client Materials.

          3.2 Site Maintenance and Operation. Fluidesign will operate, maintain and support the Client Site on the terms and conditions provided for in this agreement.

          3.3 Technical Support. At reasonable times, and as reasonably requested by Client, Fluidesign shall render the following technical support by telephone and e-mail, at no extra charge to Client. If Client notifies Fluidesign during Fluidesign's normal hours, Fluidesign shall promptly respond to Client. Upon discovery or notice of an Error, as the case may be, Fluidesign shall make reasonable efforts to supply a work-around or correction of any Error as soon as practicable. In the event that the Error significantly interferes with the operation of the Client Site, Fluidesign shall endeavor to resolve such Error within the twenty-four (24) hour period immediately following of actual notification; provided, however, that Client acknowledges and agrees that should notification of an Error be delivered to Fluidesign on a weekend, holiday or after normal business hours, that any such correction shall be undertaken by Fluidesign as soon as commercially practicable. Notwithstanding any provision contained in this Agreement to the contrary, Client acknowledges and agrees that if any Error should occur due to forces or circumstances outside of the reasonable control of Fluidesign, Fluidesign shall not be held accountable hereunder for failing to take any measure that may be otherwise required herein.

          3.4 Backup Archives. At no extra charge to Client, Fluidesign shall maintain backup of the Client Site.

         4.  Proprietary Rights.
             -------------------

          4.1 Intellectual Property Rights. Client Materials shall remain the copyright property of Client.. Exclusive Materials shall be made as a contribution to a compilation and/or an audiovisual work and is done as a "work made for hire" as that term is defined under U.S. copyright law. To the extent that the Exclusive Materials do not qualify as a work made for hire under applicable law, and to the extent that the Exclusive Materials include material subject to copyright, patent, trade secret, or other proprietary rights protection, Fluidesign hereby assigns to Client, its successors and assigns, all right, title and interest in and to the Exclusive Materials, including all copyrights, patents, trade secrets, and other proprietary rights therein (including renewals thereof).

          4.2 Grant of License by Client. As between Client and Fluidesign, Client shall own all right, title and interest in and to the Client
     Content. Client hereby grants to Fluidesign a non-exclusive, non-transferable, limited license coterminous with this Agreement, to use the Client Content under the terms and conditions of this Agreement solely in connection with the establishment of the Client Site.

          4.3 Right of Artistic and Editorial Control. Client shall have exclusive editorial control over the Client Site. Fluidesign shall assume primary artistic control over the Client Site; provided, however, that Client shall have final artistic approval, which shall not be unreasonably withheld.

          4.4 Copyright Notice. Fluidesign shall cause the following copyright notice (or any other notices as instructed by Client) to be displayed on the first page of the Client Site on which Client Content is viewed:
     "Copyright 2000 IGoHealthy.com, Inc.. All rights reserved." "Portions Copyright 2000 Fluidesign. All rights reserved."

          4.5 Trademark Usage. Fluidesign shall submit to Client for prior written approval all proposed uses of the Client Marks, and shall not use the Client Marks without such approval. Client reserves the right to review any approved use of the Client Marks and to require changes in such further use, and Fluidesign agrees to comply with any such requirements.

          4.6 Rights Clearance. Client shall assume sole responsibility at Client's sole cost and expense, for obtaining any and all rights, releases, licenses, clearances or other permissions necessary to lawfully place any Client Materials on the Client Site. Except with respect to the Client Materials, Fluidesign shall have the full and complete responsibility to obtain any rights, licenses, clearances, releases or other permission necessary for Client to utilize the Client Site as contemplated by this Agreement and to pay any fees or costs associated therewith. All rights, licenses, clearances, releases, or other permissions obtained hereunder shall be on a perpetual, irrevocable, royalty-free, transferable basis.
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          5. SERVICE FEES.
             -------------

          5.1 Initial Creation. Fluidesign will produce for Client a Web Page, as described in proposal and particularly the invoice breakdown of the proposal, for the total price of $36,753.00, of which $18,376.50 is due and payable upon the execution of this Agreement. The balance of $18,376.50 is due upon Launch.

               5.1.1 Project Scope Change. Fluidesign, at its discretion, may at any time during the Initial Creation phase, and after notifying the Client, issue a "change order" should the Client change the scope of the project significantly or add additional work to the original project. Two copies of the change order will be provided to the Client by Fluidesign. Client must sign both and return the change order to Fluidesign within 7 business days of its receipt. If Client refuses to sign such an order, all work on the Initial Creation of the project will cease until Client agrees to do so, unless previously arranged with Fluidesign.

          5.2 During Term of Agreement.

               5.2.1 Revisions to Web Site. Changes in the Web Site after the Launch Date will be accomplished by Fluidesign at the rates set forth in the Web Site pricing portion of the PROPOSAL. Invoices for such work shall be rendered upon completion and shall be delinquent if not paid within fourteen (14) days. Fluidesign may change such pricing upon thirty (30) days' written notice to Client.

               5.2.2 Hosting of the Web Site. During the term of this Agreement, Client will pay Fluidesign or the host provider designated by Fluidesign a fee of $99.00 per month for hosting of the Client Site. Such fees will be paid to Fluidesign or the host provider in advance, on or before the 10th day of each billing month. Fluidesign may change such fee on thirty (30) days' written notice to Client.

          6. TERM. This Agreement shall continue as to maintenance services and Web Site hosting until terminated by either Client or Fluidesign upon ninety (90) days' written notice to the other, except that if Fluidesign notifies Client of a change in pricing, Client may terminate this Agreement on not less than fifteen (15) days' written notice effective the date the pricing changes otherwise would take effect.

          7. CONFIDENTIAL INFORMATION. Client and Fluidesign acknowledge that in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. All such confidential information will be clearly labeled or otherwise identified as such by the party delivering such confidential information. Each party covenants to the other that each agrees not to use such confidential information for any purpose except the performance of this Agreement, and not to disclose any such confidential information to any person unless such disclosure is authorized by the other party in writing. Fluidesign will use and maintain appropriate security measures to honor all of its obligations under this Agreement. The foregoing obligation of confidentiality will not apply to information that:
     (i) is or becomes generally known or available by publication, commercial use, access to the Client Site, or otherwise through no fault of either party; (ii) is known by either party and is not subject to restriction;
     (iii) is lawfully obtained from a third party who has the right to make such disclosure without restriction; or (iv) is released for publication by either party in writing.

          8.       WARRANTIES, REPRESENTATIONS, AND COVENANTS.
                   -------------------------------------------

          8.1 By Fluidesign. Fluidesign represents, warrants and covenants that:
     (i) all of the Services, whether performed by Fluidesign or any of its subcontractors, will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (ii) the Client Site will be designed and will operate in conformance with the terms and conditions of this Agreement..
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          8.2 By Client. Client represents,  warrants and covenants that: to the best of Client's knowledge none of the Client Materials will infringe now or hereafter during the Term upon any copyright, patent, trade secret, contractual or any other third-party right.

          9.  MISCELLANEOUS PROVISIONS..
              -------------------------

          9.1 No Agency, Employee, Partnership or Joint Venture. Fluidesign is acting solely as an independent contractor and not as an agent, partner joint venturer, or employee of Client. No party shall act in any manner contrary to the terms of this paragraph and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof.

          9.2 Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

          9.3 Partial Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.4 No Waiver. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained.

          9.5 No Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party.

          9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws.

          9.7 Entire Agreement. This Agreement and the exhibits annexed hereto, constitute the entire agreement between the parties and supersede all discussions and agreements between the parties prior to the date hereof. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

          9.8 Notices. Any notice to be given hereunder by either party to the other must be effected by certified or registered mail, postage prepaid, return receipt requested, or by first class mail postage prepaid and by telefax, in either case addressed as follows:

                  If to Client:
                           iGoHealthy.com, Inc.
                           11693 San Vicente Blvd. #310
                           Los Angeles, CA 90049
                           (253) 660-3085

                  If to Fluidesign:
                           Fluidesign
                           1223 Broadway St. Suite 108
                           Santa Monica, CA 90404
                           (310) 858-3700.  e-mail: info@fluidesign.com
                                                    -------------------

Each party may change its address by written notice given in accordance with this paragraph.

          9.9 Attorneys' Fees. If any legal action or arbitration is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

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          Executed  at Los  Angeles,  California  as of  the  date  first  above written.

CLIENT                                         FLUIDESIGN
iGoHealthy.com, Inc.                           Fluidesign, a sole proprietorship

By:   /s/ Farid E. Tannous                By:  /s/ Michael Schneider
   ------------------------------------      ------------------------------
   Farid E. Tannous                          Michael Schneider

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                                    Exhibit A


                               - Website Outline -
The goal for iGoHealthy.com is to create an easy-to-use site that will allow users to quickly link to any of a number of affiliated health-related web sites. The site will be designed with an emphasis on graphics rather than text, thus creating visual cues for the user and allowing them to quickly and effortlessly access the products and information they are looking for. The goal of the web site is to create an online shopping mall.

The HealthyBucks reward system will be implemented, giving members an incentive to keep returning to the site.

In addition, the site will feature resources such as a message board and articles to supplement the shopping experience. These features complete the site as a "one-stop" super-mall, where users can obtain any health-related product or information.

                                - Phase Program -
All of these features will be implemented in Phases, subject to budget limitations. The affiliate network and HealthyBucks system will be implemented in Phase I. As many of the additional features as possible will be implemented under Phase I, and the rest will be implemented in Phase II, as iGoHealthy's budget allows. IGoHealthy will be able to decide, based upon the price quotes it receives, which of the features it chooses to implement in each respective Phase.

On the following page is the proposed site map for iGoHealthy:

                                    Site Map

                              [Diagram of Site Map]

                                 Website Detail

                               - Site Interface -
The interface will focus on a clean, non-intrusive design that allows users to feel comfortable and "at home" in the site environment. Usability and navigation will be key areas of the design, with an emphasis on simplicity. Images and graphics will be used rather than a lot of text, allowing users to quickly scan the site to find the information they are seeking. The interface will also be flexible, allowing for growth of the site and the addition of more affiliate sites in the future.

                                - Mall Entrance -
This section will welcome users to iGoHealthy and introduce them to the site. Users will be able to browse different sections of the site or go immediately to the section they are looking for.

                              - About iGoHealthy -
Provides information about the site and company. This section may also include legal disclaimers and contact information.

                               - Member Sign-Up -
This section will explain the HealthyBucks system and allow interested users to sign-up. Users will provide pertinent information such as email address, name, etc. for use in the site's database. After signing up, members will receive a login and password so that they can logon to the site as registered users. The HealthyBucks system will then track their activity and reward them with HealthyBucks.

                                 - Promotions -
iGoHealthy will announce a list of promotions and special deals available to users on the affiliate sites. Some kind of headline will be on the Mall
Entrance, drawing users into the main Promotions page. Within the page, they will find the rest of that day/week's promotions. A search feature will allow users to find the best prices for a specific product. These promotions and the search function will only encompass affiliate sites.
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                             - Healthy Merchandise -
Users with HealthyBucks to redeem can go to this page where they will find a list of items to purchase with their HealthyBucks. Users will also be able to select cash as their prize, or make a charitable donation to a listed charity. In the future, iGoHealthy will also feature its own products, which users can purchase. A shopping cart function will be added to this section.

                                 Website Detail

                               - Resource Center -
The Resource Center will act as a supplement to the shopping aspect of iGoHealthy. Users will be able to find information and answers concerning their health-related questions. Included in the Resource Center will be a Message Board and Chat Room, allowing users to communicate with each other and exchange information and experience. This will help build an online health community based at iGoHealthy, providing both a service to users and repeat traffic to the site. There will be a section for articles written by health experts. Featured articles will change periodically, while older articles will be archived for reference. An encyclopedia will be at the disposal of users, allowing them to look up information on specific topics. Finally, there will be a directory of services where users will be able to look for specific health services in their areas. This will work through a search engine that will be able to search by area/zip code, service requested, etc.

                                 - Member Page -
This section will be limited for registered members, and will allow them to "customize" iGoHealthy according to their preferences. It will include several features aimed at increasing ease-of-use and adding to their iGoHealthy shopping experience. The main component of each member's section will be their HealthyBucks account, which keeps track of their buying activity and the number of HealthyBucks they have accumulated. The Shopping List will allow them to view past purchases and immediately go back to that same location on the affiliate site to make a repeat purchase. The Shortcuts feature will allow members to create their own list of favorite sites that they can quickly link to. My Wallet will remember a member's credit card number and billing information, allowing them to make purchases on a site without filling out the lengthy forms. Members will be provided with featured articles on topics they choose. These articles will change periodically, providing up-to-date information on pertinent health topics. A final member feature will be the email newsletter. While not a feature of the site, it will be a service provided to members to keep them abreast of the latest promotions and news featured on iGoHealthy.

               - Beauty & Vision, Drugstore, Sports Nutrition, Health & Fitness, Vitamins & Herbs - These pages will contain a list of links to Affiliate sites.

                               Programming Detail

                         - 2-Part User Tracking System -
- Track which affiliate sites the user links to from Igohealthy.com. System will capture the information on where the user is going to before it sends them to the site they chose. - Track what a user buys on a given affiliate site, which then awards credits based on the dollar amount of the purchase.

This portion of the project will require a script to be written in three different languages (Cold Fusion, ASP and CGI/PERL) so that we have a solution for any affiliate site. The script will need to be placed in the affiliate site' s shopping cart system and will insert information on what the user purchased into our database as well as in the affiliate's database.

                               - Database System -
- Keeps track of where users go, what they buy, where they're from, how many credits they have, etc. - this part is the structuring of the database to track this data.

                        - User Login/My Account System -
- Will allow users to login using a username and password to view their Healthy Bucks totals and to redeem them for designated rewards. This will include the signup application for the users to join iGoHealthy. - Allow users to see listing of purchases they have made.
- Allow user to modify their account information (address, email, etc)
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                             - Site Administration -
- Allow igohealthy staff to modify content of all major areas of the site. - Add/Modify/Remove Healthy Bucks rewards - Administration of the member database and ability to send email announcements to the members.

- Chat Room - - A Javascript chat room that users could use directly on the site. - Would involve different rooms/Sections.
- Each room would need to support a few hundred people

-                                              Newsletter E-mailing System -

-        - Sends periodic newsletters to members



                               Programming Detail

-                                                  Shopping Cart System -


- Allow users to buy products on the site - Use both traditional payment (Credit) or HealthyBucks




-                                          "Shopping List" On the Member's Page-


- Remembers past purchases, so they can look at a past purchase and link back to that item on the affiliate site.


-                                              "Short Cuts" On Member page -
- Allows member to set up their own list of favorite affiliates


                                      NOTES

- Project has an estimated completion time of eight weeks. This estimate and guarantee will take effect upon signing a contract with Fluidesign.

- All estimations are based on the assumption that the client will provide all necessary material to Fluidesign in a timely manner. Fluidesign will not be responsible if production is delayed due to delays in receiving content.

- All text estimations are based on the Client providing content to Fluidesign in a web-ready format (i.e. a Microsoft Word document, HTML, etc.). Additional charges will be assessed should typesetting services be needed.

- All text estimations are also based on the Client creating all web site material. No copywriting fees are included with these estimates; this is a service offered but not included in this proposal.

- Client agrees to accept a "change order" should the scope of the project change greatly. Client agrees that production of the project may be slowed and/or stopped by Fluidesign should Client refuse to sign such an order upon changing the project scope.

- Throughout the project Fluidesign will contact client for approval of work. Should the client delay responding to Fluidesign for more than 10 business days, a charge of $150 per business day will be assessed until the client contacts Fluidesign.
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- The client agrees to $99/month to HOST the web site.  Hosting is necessary for a web site, and is independent of this proposal.

- Payment schedule is as follows: The Client agrees to deposit 50% of the estimate, with the remaining 50% due upon completion of the project.

- Should client elect to accept Fluidesign's recommended maintenance package, it will allow Fluidesign to automatically update the web site content without any additional charge.

- Work is anticipated to commence with 60 days of November 30, 2000. At this time payment will be received as indicated above. No work will begin on the project without a 50% deposit.

- Project is guaranteed to be completed by March 31, 2001, provided that project commences no later than January 31, 2001.
                                      107